UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005

Digital River, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, MN		55344
(Address of principal executive offices)		(Zip Code)

(952) 253-1234

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2005, the Board of Directors of Digital River, Inc. (the “Company”) approved modifications to the compensation program for the Company’s non-employee directors.  Under the program, non-employee directors will continue to receive cash compensation in the amount of $2,500 for each regular meeting of the Board they attend in person, which compensation decreases to $1,000 if the meeting is attended telephonically.  In addition, each non-employee director receives an annual option to purchase 10,000 shares of the Company’s Common Stock, which vests quarterly over a three-year period, and a second option to purchase an additional 10,000 shares of the Company’s Common Stock, which becomes 100% exercisable if and only if the non-employee director continues to hold the shares underlying the first option for the full three-year vesting period.  This structure is designed to further align the directors' interests with the interests of the Company's stockholders and to provide incentives for the directors to make a long-term investment in and retain their equity holdings in the Company.

In addition to the aforementioned option grants, which are made to all non-employee directors, the chairmen of the Compensation and Finance Committees and the Board’s Lead Director, each receives additional annual options to purchase 5,000 shares; the chairman of the Audit Committee receives an additional annual option to purchase 12,500 shares; and each member of the Audit Committee (other than the chairman) receives an annual option to purchase another 5,000 shares of Common Stock.  All of these options vest quarterly over a three year period beginning on the date of grant.  The Board of Directors annually evaluates and considers whether to modify or maintain the compensation program for the non-employee directors.  A summary of the above described program is attached hereto as Exhibit 99.1.

On February 10, 2005, the Compensation Committee of the Board also approved an annual bonus for the Company’s Chief Executive Officer’s performance during the fiscal year ended December 31, 2004 in the amount of $1,000,000, with no other changes being made to the base compensation or equity incentives payable to the Chief Executive Officer.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Summary of Compensation Program for Non-Employee Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digital River, Inc.

Date: February 15, 2005	By:	/s/ Carter D. Hicks

Carter D. Hicks
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Summary of Compensation Program for Non-Employee Directors.